POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the person whose signature appears below, being a director or officer of The Prudential Insurance Company of America ["Prudential"], constitutes and appoints MICHELE M. DRUMMEY, WILLIAM J. EVERS, JORDAN K. THOMSEN, C. CHRISTOPHER SPRAGUE, JONATHAN D. SHAIN, and GINA R. WARDLOW, and each of them severally, his or her true and lawful attorney-in-fact with power of substitution and resubstitution to sign in his or her name, place and stead, in any and all capacities, and to do any and all things and execute any and all instruments that such attorneys-in-fact may deem necessary or advisable under any rules, regulations and requirements of the U.S. Securities and Exchange Commission [the "Commission"], in connection  with  where  applicable:  Registration  statements  on  the  appropriate  forms prescribed by the Securities and Exchange Commission, and any other periodic documents and reports required under the Investment Company Act of 1940, as amended, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all amendments thereto executed on behalf of Prudential filed with the Securities and Exchange Commission for the Registrations listed on Schedule A.

IN WITNESS WHEREOF, I have hereunto set my hand this 5th day of December, 2016.

    /s/ Robert Axel
Robert Axel
Senior Vice President, Controller
and Principal Accounting Officer

   /s/ Thomas J. Baltimore Jr.
Thomas J. Baltimore, Jr.
Director

   /s/ Gilbert F. Casellas
Gilbert F. Casellas
Director

  /s/ James G. Cullen
James G. Cullen
Director

    /s/ Robert M. Falzon
Robert M. Falzon
Executive Vice President and Chief
Financial Officer

   /s/ Mark B. Grier
Mark B. Grier
Vice Chairman and Director

 /s/ Martina T. Hund-Mejean
Martina T. Hund-Mejean
Director

   /s/ Karl J. Krapek
Karl J. Krapek
Director

  /s/ Peter Rupert Lighte
Peter Rupert Lighte
Director

   /s/ George Paz
George Paz
Director

/s/  Sandra Pianalto
Sandra Pianalto
Director

    /s/ Christine A. Poon
Christine A. Poon
Director

    /s/ Douglas Scovanner
Douglas Scovanner
Director

    /s/ John R. Strangfeld
John R. Strangfeld
Chairman, Chief Executive Officer,
President and Director

  /s/ Michael A. Todman
Michael A. Todman
Director

Schedule A

The Prudential Variable Contract Account-2 [Reg. No. 811-01612] and group variable annuity contracts [Reg. No. 002-28316], to the extent they represent participating interests in such account;

The Prudential Variable Contract Account-10 [Reg. 811-03421] and group annuity contracts [Reg. No. 002-76580], to the extent they represent participating interest in such account;

The Prudential Variable Contract Account-11 [Reg. No. 811-03422] and group annuity contracts [Reg. No. 002-76581], to the extent they represent participating interests in such account;

The Prudential Variable Contract Account-24 [Reg. No. 811-05053] and group annuity contracts [Reg. No. 033-12362], to the extent they represent participating interests in such account;

The Prudential Variable Contract Real Property Account [Reg. No. 333-202192- Form S-1 to be filed on behalf of The Prudential Variable Contract Real Property Account for the purpose of registering additional units of interest.] and individual variable life insurance and annuity contracts, to the extent they represent participating interests in such account;

The Prudential Investment Plan Account [Reg. No. 811-01850] and Systematic Investment Plan Contracts [Reg. No. 002-52715]; to the extent they represent participating interests in such account;

The Prudential Annuity Plan Account [Reg. No. 811-01848] and Variable Annuity Contracts [Reg. No. 002-52714], to the extent they represent participating interests in such account;

The Prudential Annuity Plan Account-2 [Reg. No. 811-01849] and Variable Annuity Contracts [Reg. No. 002-52589 and Reg. No. 002-59232], to the extent they represent participating interests in such account;

The Prudential Individual Variable Contract Account [Reg. No. 811-03622] and

Individual Variable Annuity Contracts [Reg. No. 033-25434 and Reg. No. 002-80897], to the extent they represent participating interests in such account;

The Prudential Qualified Individual Variable Contract Account [Reg. No. 811-03625]

and Individual Variable Annuity Contracts [Reg. No. 002-81318], to the extent they represent participating interests in such account;

The Prudential Variable Appreciable Account [Reg. No. 811-05466] and Variable Life

Insurance Contracts [Reg. No. 033-20000, Reg. No. 033-25372, Reg. No. 333-64957, and Reg. No. 033-61079], to the extent they represent participating interests in such account;

The Prudential Variable Contract Account Gl-2 [Reg. No. 811-07545] and Group Variable Life Insurance Contracts [Reg. No. 333-01031 and Reg. No. 333-137572], to the extent they represent participating interest in such account;

The Prudential Discovery Premier Group Variable Contract Account [Reg. No. 811-09799] and group annuity contracts [Reg. No. 333-95637], to the extent they represent participating interests in such account; and

The Prudential Discovery Select Group Variable Contract Account [Reg. No. 811-08091] and group annuity contracts [Reg. No. 333-23271], to the extent they represent participating interests in such account.